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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-70078 of Environmental Power Corporation on Form S-8 of our report dated March 1, 2002 appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 1, 2002